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                                                                   EXHIBIT 10(i)

                            AMENDMENT NO. 1 TO THE

                          REPUBLIC GROUP INCORPORATED

                        Key Employee Continuation Plan



This Amendment, adopted this 22nd day of October 1998, and effective October 1, 1998, by REPUBLIC GROUP INCORPORATED, a Delaware Business Corporation, having its principal office in Hutchinson, Kansas (hereinafter referred to as "Employer");

                                R E C I T A L S:

          The definition of "Cause" set forth in Paragraph 3 of the Plan is revised to provide as follows:

               "Cause" means (a) fraud, embezzlement or theft constituting a felony, (b) willful and continued gross inattention to the duties owed to the Company (other than by reason of illness, accident or other physical or mental incapacity), after a written demand for performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not performed the Participant's duties, or (c) any intentional and willful act (or omission) that is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, an act or omission is not "willful" unless it is done not in good faith and without a reasonable belief that the act (or omission) is in the best interests of the Company.

IN WITNESS WHEREOF, this instrument was executed on this the 22nd day of October, 1999.

                                    EMPLOYER:

                                    REPUBLIC GROUP INCORPORATED



                                    By: /s/ Phil Simpson
                                       ------------------------

                                    Name:  Phil Simpson

                                    Its:   Chairman of the Board